Westway Group, Inc. Announces Second Quarter 2009 Financial Results

NEW ORLEANS, Aug. 10 /PRNewswire-FirstCall/ -- Westway Group, Inc. (OTC Bulletin Board: WTWG) announced today the financial results for the three- and six-month periods ended June 30, 2009.

(Logo: http://www.newscom.com/cgi-bin/prnh/20090529/DA24496LOGO)

Highlights

  Combination of shell company Shermen WSC Acquisition Corp. with acquired operating businesses completed on May 28, 2009 and Company changed its name to Westway Group, Inc.;
  In connection with the business combination, there were one-time business combination costs of approximately $13.7 million;
  New Management team and Board elected to support strategy of long-term growth in the public marketplace;
  $100 million credit facility established to fund Company activities;
  Announced opening of phase 1 of new custom built terminal in Houston, Texas on June 15, 2009;
  Acquisition of Stockton storage facility, located outside of San Francisco, California, was completed on July 28, 2009.

Peter Harding, CEO, stated that, “we are very pleased to have completed the first 33 days of Westway Group, Inc.’s existence as a public company having integrated two substantial business enterprises—a bulk liquid storage business and a liquid feed supplement business acquired from ED&F Man—into the framework of a public company.”

“During these first 33 days, a new management team and board of directors were elected with the common goal of long-term, profitable growth through a public sector company. We completed a major credit facility which will provide up to $100 million in financing to support our growth plans. On June 15, 2009, we opened phase I of a new state-of-the-art storage facility which was custom built for a key new customer in Houston, Texas.

Additionally, on July 28, 2009, we completed the acquisition of a storage facility with 7.6 million gallons of capacity, located in the San Francisco Bay area.”

In commenting on the Company’s earnings for the second quarter ended June 30, 2009, Mr. Harding stated that, “besides being affected by the 33 day shortened inclusion of the acquired businesses in the second quarter, actual operating results were also impacted by several factors: (1) a quarter-to quarter reduction in the through put of related party molasses stored at our European facilities—although there may be a benefit realized later in the year, if minimum through put levels are not met; (2) a negative effect of foreign currency on our European activities due to significant weaknesses among various currencies against the U.S. dollar, in particular the Euro, Pound Sterling and Canadian dollar--since the end of the second quarter, all major currencies have made a substantive recovery from the lows against the U.S. dollar; the Company is evaluating the possible future use of foreign currency hedging strategies where it deems appropriate; and (3) the months of April through July are traditionally seasonal low months for our Liquid Feed Supplements business.”

“In addition,” Mr. Harding continued, “we have several major facilities under construction that will come on-line later in the year which will add to our core earning capacity, notably Gray’s Harbor, located in Washington State and phase 4 of our Houston 1 facility. Earnings from these facilities will not be fully reflected until the first quarter of 2010.”

“We must emphasize that the results of operations for Westway Group, Inc. only reflect the last 33 days of the calendar quarter ended June 30, 2009 for the acquired businesses; and, as such, the numbers which are in our financial statements for the quarter ended June 30, 2009 are not indicative of the Company’s full earning capacity.”

“Demonstrable of this point and shown below are key operating metrics for the acquired two operating segments for the first two quarters of 2009 presented separately on a pro forma basis as though the acquisition of these businesses were combined with us as of January 1, 2009. You will notice that there is a distinct seasonal aspect in the quarter-to-quarter performance of the Feed Company-- the second quarter is historically weaker than the first quarter, and the fall and winter quarters are normally the strongest.”

Pro forma results for three-months
ended March 31, 2009 (90 days of
operations)
	Bulk Liquid Storage		Liquid Feed Supplement
Revenues	$18.0	million	$75.0	million
Gross Profit (adjusted for other
operating costs and expenses)	$10.2	million	$7.4	million
Gross Profit Margin		56.7%		9.9%
EBITDA (1)	$7.4	million	$3.9	million

Pro forma results for three-months
ended June 30, 2009 (90 days of
operations)
	Bulk Liquid Storage		Liquid Feed Supplement
Revenues	$16.9	million	$56.5	million
Gross Profit (adjusted for other
operating costs and expenses)	$9.7	million	$4.5	million
Gross Profit Margin		57.4%		8.0%
EBITDA (1)	$7.7	million	$1.8	million

The actual results for the two acquired operating segments for the quarter ended June 30, 2009, which only include 33 days of operations for these operating segments, are shown below.

Actual results for three-months
ended June 30, 2009 (33 days of
operations)
	Bulk Liquid Storage		Liquid Feed Supplement
Revenues	$6.1	million	$19.7	million
Gross Profit (adjusted for other
operating costs and expenses)	$ 3.8	million	$1.6	million
Gross Profit Margin		62.3%		8.1%
EBITDA (1)	$2.7	million	$0.8	million

Three-month Actual Consolidated Results— See Summary Consolidated Statement of Operations below. (33 days of operations)

For the three-month period ended June 30, 2009, Westway Group, Inc. and subsidiaries reported actual consolidated results comprised of total operating revenues of $25.8 million, cost of sales and operating expenses of $20.5 million, and a resultant gross profit margin, after operating expenses, of $5.3 million. Depreciation expense totaled $1.3 million and selling, general and administrative expenses were $2.8 million.

As a result of the business combination transaction, there were one-time business combination expenses totaling $13.7 million recorded in the second quarter 2009 representing advisory, investment banking, legal, accounting, and other professional and consulting fees. Excluding the business combination expenses, actual consolidated earnings before income taxes, depreciation and amortization (“ADJUSTED EBITDA’) for the three-month period ended June 30, 2009, totaled $2.5 million. Net income available to common shareholders, before business combination expenses, was $3.8 million.

After inclusion of the one-time business combination expenses, the Company incurred a net loss available to common shareholders of ($9.9) million ($0.50 per share) for the three-months ended June 30, 2009.

Six-Month Actual Consolidated Results— See Summary Consolidated Statement of Operations below. (33 days of operations)

The actual consolidated operating results of the Company for the six-month period ended June 30, 2009 and explanations are essentially the same as the results presented above for the three-month period due to the accounting treatment for the business combination transaction and the shell nature of the Company prior to May 28, 2009.

Forward-Looking Statements. This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in our form 10-Q filed today and other SEC filings.

About Westway Group, Inc. Westway Group, Inc. (“Westway”) is a leading provider of bulk liquid storage and related value-added services and a leading manufacturer and distributor of liquid animal feed supplements. Westway operates an extensive global network of 24 operating facilities providing approximately 299 million gallons of total bulk liquid storage shell capacity and 30 facilities producing 1.7 million tons of liquid feed supplements annually. Our bulk liquid storage business is a global business with infrastructure that includes a network of terminals offering storage to manufacturers and consumers of agricultural and industrial liquids, located at key port and terminal locations throughout North America, Western Europe and Asia. Our liquid feed supplements business produces liquid animal feed supplements that are sold directly to end users and feed manufacturers, primarily supplying the beef and dairy livestock industries.

Note 1-EBITDA, as used herein, is defined as income (loss) before income tax benefit (provision) and equity in loss of unconsolidated subsidiaries, which is defined as the aggregate of gross profit plus depreciation and net other expense (which includes interest expense net of interest income).

EBITDA is presented in this release because it is an important supplement measure of performance and is frequently used by securities analysts, investors and other interested parties in the evaluation of businesses. Other companies may calculate EBITDA differently.

ADJUSTED EBITDA, as used herein, is defined as EBITDA plus one-time expenses incurred in a business combination.

EBITDA and ADJUSTED EBITDA are not measurements of financial performance under generally accepted accounting principles in the United States, which is referred to as “U.S. GAAP,” and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as an indicator of operating performance or any other measures of performance presented in accordance with generally accepted accounting principles. Because EBITDA and ADJUSTED EBITDA are calculated before recurring cash charges, including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.

Income (loss) before income tax
benefit (provision) and equity in
unconsolidated subsidiaries
reconciliation:	3 months ended June 30, 2009			6 months ended June 30, 2009
			Actual			Actual
Income (loss) before income tax
benefit (provision) and equity in loss
of unconsolidated subsidiaries		$(12,663)			$(12,907)
Depreciation			1,258			1,258
Total other expense			242			165
EBITDA			(11,163)			(11,484)
Business Combination expenses			13,697			13,697
ADJUSTED EBITDA			2,534			2,213

Income (loss) before income tax
benefit (provision) and equity in loss
of unconsolidated subsidiaries
reconciliation:		3 months ended 2009
		Actual		Pro forma
	June 30,		June 30,		March 31,
	Storage	Feed	Storage	Feed	Storage	Feed
Income (loss) before
income tax benefit
(provision)
	$1,743	$417	$4,948	$850	$4,739	$2,921
Depreciation	931	321	2,770	984	2,657	988
Other income (expense)	(30)	(10)			(2)	1
EBITDA	2,704	748	7,718	1,834	7,394	3,908

SUMMARY CONSOLIDATED				As of
BALANCE SHEET (in thousands)
	June 30, 2009 (unaudited)				December 31, 2008
Current assets			$69,674			$138,665
Property, property and equipment		291,958 (2)				--
Goodwill		97,014 (2)				--
Other assets			8,697			712
Total assets		$467,343				$139,377
Current liabilities		46,736 (2)				486
Deferred income taxes			66,608			--
Borrowings under credit facility			65,165			--
Deferred underwriters' fee			--			3,312
Total liabilities			178,509			3,798
Commitments			--			55,067
Stockholders' equity			288,834			80,512
Total liabilities and Stock. Equity		$467,343				$139,377

SUMMARY CONSOLIDATED
STATEMENT OF OPERATIONS (in
thousands)	3 months ended June 30,		6 months ended June 30,
	2009(3)	2008	2009(3)	2008
Net revenues
Liquid Feed Supplements	$19,682	$--	$19,682	$--
Bulk Liquid Storage	6,085	--	6,085	--
Total revenues	25,767	--	25,767	--
Cost of sales-Liquid Feed	16,236	--	16,236	--
Gross profit	9,531	--	9,531	--
Other operat. costs & exp	4,233	204	4,554	391
Depreciation	1,258	--	1,258	--
SG & A	2,764	--	2,764	--
Other income (expense)	(242)	306	(165)	1,322
Business combination expenses	13,697	--	13,697	--
ADJUSTED EBITDA	2,534	(204)	2,213	(391)
Net (loss) income applicable to	(9,862)	73	(9,979)	490
common stockholders
Earnings(loss) per share basic	(0.50)	0.00	(0.51)	0.03
Earnings(loss) per share diluted	(0.50)	0.00	(0.51)	0.02

Note 2- Reflects the preliminary estimate of the purchase price adjustment.

Note 3- Includes 33 days of actual operating results of acquired operating segments from date of combination.

CONTACT: Thomas A. Masilla, Jr., Chief Financial Officer of Westway Group, Inc., +1-504-636-4245